UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sale of Equity Securities.

As previously disclosed in Starwood Property Trust, Inc.’s (the “Company’s”) Current Report on Form 8-K filed on January 4, 2018, in December 2017, the Company entered into a definitive agreement to acquire a portfolio of institutional-quality affordable multifamily properties located in Florida (the “DownREIT Portfolio”). The DownREIT Portfolio is comprised of an aggregate of 27 properties (excluding one property subsequently removed from the transaction) with 6,109 units, and is being acquired for approximately $595 million with a combination of the issuance of Class A Units (as defined below) by SPT Dolphin Intermediate LLC (“SPT Dolphin”), a recently-formed subsidiary of the Company, cash and debt financing. The first, second and third phases of the transaction, representing an aggregate of 20 properties with 4,543 units, closed on December 28, 2017, February 15, 2018 and February 27, 2018, respectively, as disclosed in the Company’s Current Reports on Form 8-K filed on January 4, 2018, February 22, 2018 and March 2, 2018.

The fourth phase of the transaction, representing six properties with 1,254 units, closed on March 28, 2018. In connection with the closing of the fourth phase, on March 28, 2018, among other consideration, the third-party contributors of the properties and certain direct and indirect owners thereof (the “Class A Unitholders”) received 1,457,831 Class A units of limited liability company interests in SPT Dolphin (the “Class A Units”), and the right to receive an additional 333,137 Class A Units if certain contingent events occur, with a value as of the closing date of $20.77600005 per Class A Unit (which value was determined based on the average of the daily closing prices of the Company’s common stock over the 20 consecutive trading days ending on the fifth business day before the closing date).

Subsequent to a lock-up period, Class A Unitholders will have the right to cause SPT Dolphin to redeem their Class A Units for cash (based on the then-current price of a share of the Company’s common stock), or, in the sole discretion of SPT Dolphin’s managing member (which is a wholly-owned subsidiary of the Company), shares of the Company’s common stock on a one-for-one basis, subject to certain anti-dilution adjustments. In connection with the issuance of the Class A Units, the Class A Unitholders (and their permissible assignees and transferees) received certain registration rights with respect to the shares of the Company’s common stock, if any, issued upon the redemption of Class A Units.

The Company expects to complete the remaining phase of the transaction, representing one property with 312 units, by the end of the second quarter of 2018; however, there can be no assurance that the remaining phase will close within the contemplated timeframe or at all.

The Class A Units have been issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2018	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel